Exhibit 10.2

FOR OFFICIAL RELEASE
20808 State Highway 71 W Unit B
Spicewood, TX 78669-6824

LOTTERY.COM FINALIZES ACQUISITION OF S&MI LTD

LONDON, August 14, 2024 — Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), a leading online lottery services provider announces the finalization of the acquisition of S&MI Ltd., the technology company behind the SportLocker brand and app, with the transaction set to close on September 1, 2024.

SportLocker has already been rebranded as Sports.com, and is now set to develop a premier platform for sports fans worldwide over the course of 2024/25. Sports.com is fast becoming a digital sports entertainment platform, introducing an immersive experience that combines innovative technology, expansive content, and community-driven features.

Launching into New Streaming Markets and Sports

In 2024 and 2025, Sports.com plans to venture into new streaming markets, covering a broader spectrum of sports. This includes not only traditional sports, such as soccer, but also emerging arenas in esports like sim racing, which are increasing in popularity with real world racing fans of Formula One, IndyCar and NASCAR. Fans can look forward to live streams of high-octane events, exclusive behind-the-scenes content, and in-depth analyses across a variety of sports disciplines. Sports.com has also lined up strategic acquisitions that aim to bolster the platform’s content offerings, providing fans with unparalleled access to exclusive events, teams, and personalities.

Introducing Fully Immersive Streaming Technology

Planned to debut next year, Sports.com’s groundbreaking fully immersive streaming technology will redefine how fans engage with live sports. This innovation will allow real-time interactions, multi-angle viewing, and augmented reality experiences, ensuring maximum fan engagement like never before.

Launching a New Social Media Channel

To further enhance community engagement, Sports.com will unveil a new social media channel dedicated exclusively to sports enthusiasts. This platform will serve as a hub for fans to connect, discuss, and celebrate their favorite sports, teams, and moments, fostering a vibrant and interactive community.

Creating the Next-Gen Sports Entertainment Platform

Sports.com is seeking to revolutionize digital sports entertainment by offering 24/7 sports news, live streaming, original documentaries, films, and exclusive behind-the-scenes access. Fans will have the freedom to watch sports when and where they want, directly on their devices, regardless of their location.

Global Expansion and Focus on Women’s Sports

Initially launching in the USA and Europe, with targeted efforts in the Middle East, Sports.com plans to extend its reach to Africa, India, South America, Asia, and Australasia. A dedicated program for women’s sports will also be introduced, aiming to drive sponsorships and generate new revenue streams for clubs and teams across the board.

Enhanced Partnerships and Content Delivery

Leveraging the Company’s established partnerships with Mobile Network Operators (MNOs), Sports.com will offer localized branded sports content services. This strategy enhances the value proposition for MNOs by catering to the growing demand for sports video content across various markets.

Driving Growth Through Premium Content and Strategic Collaborations

Sports.com’s growth strategy focuses on premium content bundling and direct connections with MNOs for optimal user acquisition. Collaborations with exclusive marketing partners will further aid in sustainably scaling user adoption.

Matthew McGahan, Chairman and CEO of Lottery.com and Sports.com, commented:

“I am thrilled to lead Sports.com into a new era where technology and passion for sport converge to create unparalleled experiences for fans worldwide. Our vision is to revolutionize fan engagement, making every moment more interactive, accessible, and engaging. By leveraging MNO partnerships, localized content services, and community-focused features with enhanced content and technology, we’re creating a dynamic ecosystem where fans can not only consume sports but also connect and create in unprecedented ways.

Marc Bircham, Director of Football Operations at Sports.com, added:

“The acquisition heralds a new dawn in sports entertainment. Our upcoming ventures in motor sports, sim racing, and football are set to provide fans with content that’s both engaging and groundbreaking. We’re not just changing how fans watch sports; we’re redefining how they live them. “

Tim Scoffham, Founding Partner of S&MI Ltd, said:

“With the exciting lineup for 2024 and 2025, including new streaming markets, immersive technologies, and strategic acquisitions, we’re uniquely positioned to offer sports fans an unparalleled experience year-round. Our vision has always been to create a comprehensive platform that serves as the go-to destination for sports fans. Sports.com accelerates that goal, providing coverage of the most anticipated events and exclusive content and insights in the sports world.”

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For more information, please visit www.lottery.com or contact our media relations team at media@lottery.com.

Lottery.com Contact: press@lottery.com

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding the company’s future financial performance, as well as the company’s strategy, future operations, revenue guidance, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Lottery.com; (ii) Lottery.com’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Lottery.com’s accounting staffing levels; (iii) the effects of competition on Lottery.com’s future business; (iv) risks related to Lottery.com’s dependence on its intellectual property and the risk that Lottery.com’s technology could have undetected defects or errors; (v) changes in applicable laws or regulations; (vi) risks related to the COVID-19 pandemic and its effect directly on Lottery.com and the economy generally; (vii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (viii) the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors; (ix) the ability of Lottery.com to achieve its strategic and growth objectives as stated or at all; and (x) those factors discussed in the proxy statement/prospectus filed by Lottery.com with the SEC under the heading “Risk Factors” and the other documents filed, or to be filed, by Lottery.com with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.